Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-254244, 333-263272, and 333-270236) of our report dated March 12, 2024, with respect to the financial statements of Longboard Pharmaceuticals, Inc.

/s/ KPMG LLP

San Diego, California

March 12, 2024